                                                                    EXHIBIT 21.1

                          TRANSATLANTIC HOLDINGS, INC.
                           SUBSIDIARIES OF REGISTRANT

                                                                                                       % OF VOTING
                                                                                                       SECURITIES
                                                                                   JURISDICTION       OWNED BY ITS
                                                                                        OF              IMMEDIATE
     NAME OF CORPORATION                                                          INCORPORATION          PARENT
------------------------                                                      ------------------     ---------------
Transatlantic Reinsurance Company...........................................  New York, U.S.A.              100%
  Putnam Reinsurance Company................................................  New York, U.S.A.              100%*
  Trans Re Zurich...........................................................  Zurich, Switzerland           100%*

------------------------

* The common stock is owned 100 percent by Transatlantic Reinsurance Company.